Exhibit 10.47
WARRANT AGREEMENT

BETWEEN:

–[•], residing [•]

hereinafter referred to as the “Beneficiary”,

AND:

–TALEND, a French société anonyme with a share capital of EUR [•] having its registered office located at [•] Suresnes, France, registered with the French Registre du commerce et des sociétés under number 484 175 252 R.C.S. Nanterre, hereinafter referred to as “Talend” or the “Company”.

WHEREAS:
On [•], the board of directors (conseil d’administration) of the Company (the “Board”), acting upon delegation of the shareholders meeting of the Company held on [•], issued and granted to the Beneficiary [•] warrants (bons de souscription d’actions) (the “Warrants”) subject to the terms and conditions of this agreement.

Date of Grant:        [•]

Subscription price of the Warrants (“Subscription Price”):    EUR [•]
            (i.e., EUR [•] per Warrant)

Maximum number of ordinary shares to be subscribed
upon exercise of the Warrants:    [•] (i.e., [•] per Warrant)

Exercise price per share:    EUR [•]

Term/Expiration date of the Warrant:    10 years as from the date of issuance of the Warrants, i.e., [•]

Article 1 - Validity of the Warrants

The Warrants shall be subscribed by and issued validly to the Beneficiary on the date hereof, subject to the condition precedent that the Beneficiary has, no later than on the date hereof:

(i) fully paid up the Subscription Price of the Warrants [by wire transfer to the bank account of the Company] as set forth in Exhibit 1 hereto; and

(ii) duly initialed, executed and returned to the Company one original copy of the subscription form of the Warrants substantially in the form attached as Exhibit 1 hereto.

Article 2 - Exercise of the Warrants

2.1.    Vesting period

The Warrants may be exercised by the Beneficiary according to the following vesting schedule:

(a)[•] Warrants as from [•]

(b)[•] Warrants as from [•]

(c)[•] Warrants as from [•]

(d)[•] Warrants as from [•]

(e)and, at the latest within ten (10) years as from the Date of Grant;

provided that:

(i)in the case of each of (a), (b), (c) and (d) above, the term of the office of the Beneficiary as member of the Board (administrateur) of the Company shall not have expired or been terminated, either by the Company or the Beneficiary, for any reason whatsoever on or prior to the date set forth in (a), (b), (c) or (d) above, as applicable, on which the relevant Warrants become vested; provided that his term of office shall not be deemed to have expired in case of renewal of such term by the shareholders’ meeting of the Company, and

(ii)in the case of each of (a), (b), (c) and (d) above, the Beneficiary shall have attended at least 75% of the board meetings (x) to which he has been convened as director (administrateur) of the Company and (y) held during the period from the Date of Grant to the relevant date set forth in (a), (b), (c) or (d) above, as applicable, on which the relevant Warrants become vested.

The number of Warrants that could be exercised pursuant to the above vesting schedule will always be rounded down to the nearest full number.

If the Beneficiary fails to exercise the Warrants in whole or in part within the period in (e) above of ten (10) years, the Warrants will lapse automatically.

In the event of a merger of the Company into another corporation or of the sale by one or several shareholders, acting alone or in concert, of the Company to one or several third parties of a number of shares of the Company resulting in a transfer of more than fifty per cent (50%) of the shares of the Company to said third parties (in each case, a “Liquidity Event”), the Board shall have the discretion to determine whether or not Beneficiary’s right to exercise the Warrants will be accelerated so that the Beneficiary may exercise all of them with effect immediately prior to the completion of the relevant Liquidity Event.

Further, unless otherwise decided by the Board no later than on the date of completion of the relevant event set forth below:

(a)in case of termination of the Beneficiary’s office for any reason (resignation, revocation, expiration), the Beneficiary shall retain his or her vested Warrants (i.e., the Warrants that may be exercised by him or her as at the effective date of such expiration) and shall be entitled to exercise them until the 10th anniversary of the Date of Grant; and

(b)in case of death of the Beneficiary, the Warrants that may be exercised on the date of his or her death shall have to be exercised the Beneficiary 's estate or by a person who acquired the right to exercise the Warrants within six (6) months after such date;

provided that, on the one hand, the Warrants which are not vested (i.e., that may not be exercised) on the date of occurrence of any of the events listed under paragraph (a) or (b) above will automatically lapse and that, on the other hand, the above-mentioned delays shall not result in an extension of the validity of the Warrants beyond the above ten-year (10) period.

2.2.    Exercise Procedure

The Warrants are exercisable by delivery of an exercise notice, substantially in the form attached as Exhibit 2 hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the Beneficiary’s election to exercise all or parts of the Warrants and the number of shares in respect of which the Warrants are being exercised (the “Exercised Shares”). The Exercise Notice shall be executed by the Beneficiary and shall be hand delivered or sent by certified mail to the Company or its designated representative or by facsimile promptly confirmed by certified mail to the Company. In compliance with Article 2.3 below, if the payment of the aggregate exercise price of all Exercised Shares is made by bank check, the original check shall be attached to the Exercise Notice. If the subscription price of the shares is paid by wire transfer, the subscription price of the shares shall be paid by wire transfer to the Company’s bank account at the latest within ten (10) calendar days following the receipt by the Company of the Exercise Notice. In any case, the Warrants shall be deemed to be exercised validly only upon receipt by the Company of a valid Exercise Notice to which is attached a proof of payment by the Beneficiary of the aggregate exercise price.

Upon exercise of the Warrants, the shares issued to the Beneficiary shall be assimilated with all other ordinary shares of the Company and shall be entitled to any dividend for the fiscal year during which the Exercised Shares are subscribed and issued.

2.3.     Payment of the Exercised Shares

Payment of the aggregate exercise price of the Exercised Shares shall be made, at the election of the Beneficiary, by:

(1)    bank wire transfer;
        (2)    bank check;

        (3)     offset against receivables in accordance with applicable French law; or
        (4)    any combination of the above methods of payment.

Article 3 – Other terms of the Warrants

In compliance with applicable French law:
In the event of a reduction in share capital of the Company due to losses by way of reduction of the number of outstanding shares of the Company, the right of the holder of the Warrants as regards the number of shares to be issued upon exercise of the Warrants shall be reduced accordingly, as if the Warrants holder had been a shareholder of the Company as from the date of issuance of the Warrants.
In the event of a reduction in share capital of the Company due to losses by way of reduction of the par value of the Company’s shares, the subscription price of the shares issued upon exercise of the Warrants shall not change, the issue premium being increased by the amount of the reduction of the par value.
In the event of a reduction in share capital of the Company not related to losses by way of reduction of the par value of the shares, the subscription price of the shares issued upon exercise of the Warrants shall be reduced accordingly.
In the event of a reduction in share capital of the Company not related to losses by way of reduction of the number of shares, the holder of the Warrants, if he exercises the Warrants, shall be entitled to request the repurchase of his shares under the same conditions as if he had been a shareholder of the Company as at the date of the repurchase by the Company of its own shares.
In case of rights issue (in which all shareholders are offered to participate prorata their respective equity stake), the Company will take either or several of the following decisions to preserve the rights of the holder of the Warrants, in accordance with the provisions of Article L. 228-99 of the French Commercial Code:
1. either permit the holder of the Warrants to exercise it immediately to enable the Beneficiary to participate in the rights issue, which will not alter or limit the rights of the Beneficiary to exercise the Warrants under Section 2.1 of this Warrant Agreement; or
2. take any measures which will allow the Beneficiary, should he exercises the Warrants subsequently, to irrevocably subscribe at that time its prorata share of the new issue or obtain a free allotment, or receive cash or goods similar to those distributed in the rights issue, in the same quantities or proportions and under the same conditions as if the Beneficiary already exercised the Warrants and had thus been a shareholder of the Company at the time when those operations took place, or
3. adjust the conditions of subscription initially fixed in order to take account of the impact of the rights issue. In that case, such adjustment will be carried out by applying the method provided for in Article R. 228-91 of French Commercial Code, it being specified that the value of the preferential subscription right as well as the value of the share before detachment of the subscription right shall be determined, if need be, by the board of directors on the basis of the subscription, exchange or sale price per share retained at the time of the last operation occurred on the Company's share capital (share capital increase, contribution in kind, sale of shares, etc.) during the six (6) month-period preceding the said meeting of the board of directors, or, if no such transaction has been carried out during the said period, on the basis of any other financial parameter that appears relevant to the board of directors (and which will be confirmed by the Company's auditor).

The Company is authorized, without requesting the specific consent of the holder of the Warrants, to modify its corporate form and its corporate purpose.

In compliance with the provisions of Article L. 228-98 of the French Commercial Code, the Company cannot amend the rules regarding profit allocation, amortize the share capital and create and issue preferred shares entailing any such modification or amortization without requesting the specific consent of the holder of the Warrants.

Article 4 - Governing Law

This agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under this agreement shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

Executed at [•];
in two (2) original copies,
on [•]

________________________
[•]

________________________
Talend SA
Name[•]
Title: [•]

EXHIBIT 1

SUBSCRIPTION FORM OF THE WARRANTS

SUBSCRIPTION FORM

Amount and terms of the issuance of the warrants

Issuance at a total price of EUR [•] of [•] warrants (hereafter the “Warrants”), giving the right to subscribe a maximum number of [•] ordinary shares, at a fixed price of EUR [•] each (premium included), to be fully paid up in cash or by way of offset against receivables and the subscription of which has been reserved to the subscriber.

The issuance has been decided by the board of directors of TALEND on [•] pursuant to the authorization granted to it by the shareholders’ meeting of [•].

The terms and conditions of the Warrants are described in the warrant agreement executed by the subscriber and TALEND on [•].

The subscription period is opened from [•] to [•] included.

[If paid by wire transfer, the amount of the subscription shall be addressed to the registered office of the Company or transferred on the bank account opened in the name of the Company with Bank [•], Bank Code [•], Account: [•], Cle RIB: [•], IBAN International Bank Account Number [•] (the “Bank Account”).]

--ooOoo—

The undersigned:

–[•], residing[•]

acknowledging the terms and conditions of the Warrants,

hereby subscribes the Warrants and pays the amount of its subscription, i.e. EUR [•] by means of offset against the receivables portion owed to him by the Company as a result of the attendance fees (jetons de présence) granted to him by the board of directors of the Company on [•].

Executed in [•], on [•]
In two copies

_________________
[•] 1
1 Signature preceded by: “Approval for formal and irrevocable subscription of [•] ([•]) Warrants”

EXHIBIT 2

EXERCISE NOTICE OF THE WARRANTS
(Share subscription form)

TALEND SA
[__●__]
[__●__]
France    [______________], [_]

Attention: [___________]

[•], residing at [•]

holder of [•] Warrants, each giving right to subscribe for an ordinary share of TALEND (the “Company”) issued pursuant to the resolution of the board of directors of the Company dated [•].

having examined the terms and conditions of the Warrants,

hereby

exercise ______ Warrants

and

subscribe consequently for ______ ordinary shares of the Company, for a subscription price per share of EUR [•], share premium included,

pays, for this subscription, the total amount of EUR _______, corresponding to the aggregate of the nominal value and the share premium of the above mentioned ordinary shares,

by wire transfer to the Company’s bank account opened at [__●__], Bank Code: [__●__], Desk Code: [__●__], Account: [__●__], Cle RIB: [__●__], IBAN International Bank Account Number [__●__].

Executed at [__●__]
On
In two copies

__________________
[•]